UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007
EDDIE BAUER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-51676	42-1672352
(Commission File Number)	(IRS Employer Identification No.)
15010 NE 36TH STREET
REDMOND, WA 98052
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (425) 755-6544
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     The consolidated financial statements of Eddie Bauer Holdings, Inc. (the “Company”) for the fiscal year ended December 30, 2006 were prepared assuming that the Company would continue as a going concern. As detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006 as filed with the Securities and Exchange Commission on March 29, 2007, the Company was in compliance with the financial covenants under its senior secured term loan as of December 30, 2006, but expected that it would not meet certain of these financial covenants during 2007. As a result of that expectation, the Report of Independent Registered Public Accounting Firm included in the Company’s Form 10-K for the fiscal year ended December 30, 2006 included an explanatory paragraph with respect to the Company’s ability to continue as a going concern.
     On April 4, 2007, the Company completed a refinancing of its $275 million senior secured term loan with an amended and restated $225 million senior secured term loan and the issuance of $75 million in 5.25% convertible senior notes due 2014. The amended and restated loan agreement included amendments to the financial covenants such that the Company no longer expects to fall out of compliance. A copy of the amended and restated term loan agreement was filed as Exhibit 10.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2007.
     As a result of the transactions described above, the Company’s independent accountant has updated its report relating to the Company’s financial statements for the fiscal year ended December 30, 2006 to remove the explanatory paragraph with respect to the Company’s ability to continue as a going concern. The press release announcing the receipt of this updated report is attached hereto as Exhibit 99.1 and incorporated by reference herein. This report is being filed for the purpose of amending Notes 3, 10, 11 and 24 to the Company’s financial statements for the fiscal year ended December 30, 2006 and to file an updated Report of Independent Registered Public Accounting Firm without an explanatory paragraph with respect to the Company’s ability to continue as a going concern. A copy of the updated Report of Independent Registered Public Accounting Firm and audited financial statements for the fiscal year ended December 30, 2006 is attached hereto as Exhibit 99.2 and is incorporated by reference herein.
     The inclusion of the explanatory paragraph regarding the Company’s ability to continue as a going concern in its Report of Independent Registered Public Accounting Firm gave the counterparty in one of the Company’s material contracts regarding its private label credit card program the right to immediately terminate such contract. The Company received a waiver under this contract from the counterparty which provided that the Company has until May 31, 2007 to provide an updated report from its independent registered public accountants without an explanatory paragraph with respect to its ability to continue as a going concern. The Company will provide the contractual counterparty with a copy of the materials attached hereto as Exhibit 99.2, which will cure the default under the contract pursuant to the terms of the waiver.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Eddie Bauer Holdings, Inc. on April 17, 2007.

99.2	Consolidated financial statements of Eddie Bauer Holdings, Inc. as of December 30, 2006 and for each of the three fiscal years for the period ended December 30, 2006.

SIGNATURES
     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EDDIE BAUER HOLDINGS, INC. (Registrant)
Dated: April 17, 2007	By:	/s/ David Taylor
David Taylor
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Eddie Bauer Holdings, Inc. on April 17, 2007.

99.2	Consolidated financial statements of Eddie Bauer Holdings, Inc. as of December 30, 2006 and for each of the three fiscal years for the period ended December 30, 2006.